UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2010

WEIKANG BIO-TECHNOLOGY GROUP CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165684	26-2816569
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 365 Chengde Street, Daowai District, Harbin Heilongjiang Province, PRC 150020
(Address of principal executive offices)

(86) 451 8835 5530 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2010, Ms. Yanhua Liu resigned as the Chief Financial Officer and director of Weikang Bio-Technology Group Co., Inc. (the “Company”) effective July 23, 2010.  Ms. Liu’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company’s Board of Directors accepted Ms. Liu’s resignation and appointed Mr. Baolin Sun as the Company’s Chief Financial Officer effective July 23, 2010.  Mr. Sun will receive a monthly cash compensation of RMB 3,000 and no equity compensation.

Mr. Sun, 54, has more than twenty years experience in finance and accounting.  Prior to joining the Company, Mr. Sun was the Finance Manager and Chief Finance Officer of Guangdong Chaozhou Foreign Business Activity Center from June 2005 to January 2010.  Mr. Sun also served as the Head of Finance Department and Manager of Securities Department at Jilin Wuhua Group Co., Ltd. from May 1993 to April 2005.  In addition, from December 1980 to April 1993, Mr. Sun served as the Head of Accounting and Finance Department in Harbin Department Store Company.  Mr. Sun graduated and received his Bachelor degree in Finance and Economics from Dongbei University of Finance and Economics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIKANG BIO-TECHNOLOGY GROUP CO., INC.

Date: July 27, 2010	By:	/s/ Yin Wang
Yin Wang Chief Executive Officer